Exhibit 99.1

Rocket Companies Announces Third Quarter 2026 Results

•Generated Q3'26 total revenue, net of $3.28 billion and adjusted revenue of $2.57 billion.
•Reported Q3'26 GAAP net income of $709 million and adjusted net income of $419 million.
•Delivered Q3'26 adjusted EBITDA of $748 million.

DETROIT, October 29, 2026 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based homeownership platform company including mortgage, real estate, and personal finance businesses, today announced results for the third quarter ended September 30, 2026.

“Rocket gained market share in both purchase and refinance, quarter over quarter and year over year, and delivered our highest profitability margin in nearly five years, even as mortgage rates climbed to a three-year high,” said Varun Krishna, CEO and Director of Rocket Companies. “We didn’t spend the last three years waiting for rates to fall. We acquired distribution, connected real estate and mortgage, and invested heavily in technology. We changed the economics of our business. Rates went up. We took share. Profits grew. That’s not a coincidence.”

Third Quarter 2026 Financial Summary (1)

($ in millions, except per share amounts)

	Q3-26	Q3-25	YTD 26	YTD 25
	(Unaudited)		(Unaudited)
Total revenue, net	$3,284	$1,695	$9,009	$4,248
Total expenses	$2,326	$1,880	$7,370	$4,631
GAAP net income (loss)	$709	$(124)	$1,235	$(302)

Adjusted revenue	$2,574	$1,873	$8,157	$4,665
Adjusted net income	$419	$158	$1,282	$313
Adjusted EBITDA	$748	$349	$2,252	$690

GAAP diluted earnings (loss) per share	$0.25	$(0.06)	$0.43	$(0.17)
Adjusted diluted earnings per share	$0.15	$0.07	$0.45	$0.15

(1) "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

Third Quarter 2026 Financial Highlights

During the third quarter of 2026:

•Generated total revenue, net of $3.28 billion and net income of $709 million. Generated total adjusted revenue of $2.57 billion and adjusted net income of $419 million.

•Excluding correspondent, generated $30.4 billion in net rate lock volume and $33.5 billion in closed mortgage loan origination volume. Direct to Consumer generated $22.1 billion in net rate lock volume and $24.6 billion in closed mortgage loan origination volume. Rocket Pro generated $8.2 billion in net rate lock volume and $9.0 billion in closed mortgage loan origination volume.

•Excluding correspondent, gain on sale margin was 3.33%. Direct to Consumer gain on sale margin was 4.31%. Rocket Pro gain on sale margin was 0.70%.

•Generated $40.4 billion in total net rate lock volume and $43.6 billion in total closed mortgage loan origination volume. Total gain on sale margin was 2.54%. Correspondent generated $10.0 billion in net rate lock volume and $10.1 billion in closed mortgage loan origination volume. Correspondent gain on sale margin was 0.15%.

•Total liquidity was $11.4 billion as of September 30, 2026, which includes $2.7 billion of cash and cash equivalents on the balance sheet, $2.5 billion of undrawn lines of credit, and $6.2 billion of undrawn available MSR and advance lines of credit.

•Total servicing portfolio unpaid principal balance was $2.0 trillion or 9.1 million loans serviced as of September 30, 2026, reinforcing the potential to drive significant recapture opportunity from the industry's largest portfolio. During Q3'26, Mortgage servicing rights ("MSR") sales totaled $23 billion of UPB, generating $379 million of cash proceeds. We retained subservicing and recapture services on nearly 70% of the MSRs sold.

Company Highlights

•In Q3'26, Rocket and legacy Mr. Cooper's combined servicing portfolio reached its highest recapture levels to date. Our recapture engine connects origination with our servicing portfolio, leveraging relationships with 9.1 million servicing clients. Year to date, about two-thirds of our home equity clients also have their first mortgage serviced by Rocket.

•Rocket Mortgage was the #1 mortgage lender by volume, as well as #1 in purchase, refinance, home equity and servicing, according to Q2 2026 rankings published by Inside Mortgage Finance.

•In Q3'26, Redfin brought engaged, high-intent homebuyers into the Rocket ecosystem at the start of their homebuying journey. Visitors who clicked to start a purchase mortgage transaction on Redfin home listings are up 50% year over year, and Redfin’s contribution to Rocket’s refinance leads more than doubled in Q3. Cumulative unique listings through the Compass partnership reached nearly 40,000, up from roughly 25,000 in the prior quarter.

•In Q3'26, AI expanded Rocket’s reach, lifted conversion and unlocked capacity across the platform. AI pulled credit on nearly 20% of Direct to Consumer loan volume before a client spoke with a loan officer, up from zero a year ago. Digital mortgage applications made up more than 40% of all retail refinance applications, and digital leads converted at four times the rate of non-digital channels. In servicing, Rocket’s AI voice platform handled 65% of inbound calls and resolved more than half of them on its own.

•In October, Rocket Pro launched Orbit, a new partner rewards program with benefits including Purchase Priority, which offers same-day conditional approval and a 12-business-day clear to close on eligible purchase loans, as well as early payoff protection and expanded pricing-credit flexibility. Rocket Pro also extended its Compass pricing credit, which has generated more than $3 billion in loan locks since February, through year-end 2026.

•In August, Rocket Money launched Rowan, an AI financial agent developed with Anthropic that proactively manages client finances through text messaging by renegotiating bills, canceling unused subscriptions and automating savings, extending Rocket’s platform beyond the mortgage transaction into clients’ broader financial lives.

•In September, Rocket Mortgage became the first mortgage lender to adopt VantageScore 4.0 as its preferred credit scoring model on all eligible loans. Internal testing demonstrated that the model meaningfully expands borrower qualification rates, enabling an average of $1,600 in closing cost savings for qualifying clients while broadening access to homeownership.

•In August, Rocket appointed Alessio Sanfilippo as Chief Executive Officer of Redfin. With more than 20 years of product, data and AI leadership, most recently at Meta’s Reality Labs, Sanfilippo will drive efforts to unify home search, brokerage, mortgage, closing and servicing into a cohesive platform experience.

•In August, Rocket appointed Sarah Watterson as an independent director to the Company’s Board of Directors, increasing Rocket’s board to 10 members. Watterson is a capital markets and investment executive with prior leadership roles at Goldman Sachs, Fortress Investment Group and Brightline West.

•Rocket Community Fund invested $500,000 to expand LISC Cleveland’s Heirs’ Property Initiative, which helps families secure clear title to inherited homes and avoid displacement or tax foreclosure. In Phase II, LISC Cleveland will bring free or affordable legal services, including wills, estate planning and title clearing, along with community workshops to three southeast Cleveland neighborhoods with the highest concentration of homes at risk of tax foreclosure due to unclear ownership.

Fourth Quarter 2026 Outlook (2)

In Q4 2026, we expect adjusted revenue between $2.1 billion to $2.3 billion.

(2) Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Segments

The Mortgage segment includes our mortgage origination, servicing, title, closing and appraisal businesses, supporting clients throughout their homeownership journey. Our origination and servicing businesses are connected by our recapture engine, which extends client relationships beyond origination and creates opportunities to recapture clients’ future refinance and purchase transactions. Personal finance and real estate services are included in All Other and excluded from the Mortgage segment.

Mortgage segment revenue is comprised of gain on sale revenue, servicing fee income, changes in the fair value of MSRs, interest income, title and closing fees, and appraisal fees. Gain on sale revenue includes components related to the origination and sale of mortgage loans. Servicing fee income consists of contractual fees earned for servicing and subservicing loans, as well as ancillary servicing fees. Changes in the fair value of MSRs reflect changes in valuation assumptions and the realization of cash flows. Interest income includes deposit income earned on cash deposits, including custodial deposits associated with the servicing portfolio, as well as interest earned on mortgage loans held for sale. Title, closing and appraisal fees include fees generated by those services.

MORTGAGE (3)
($ in millions)

	Q3-26	Q3-25	YTD 26	YTD 25
Total revenue, net	$2,802	$1,231	$7,598	$3,437
Adjusted revenue	$2,092	$1,409	$6,746	$3,854
Contribution margin	$1,138	$564	$3,572	$1,479

(3) We measure the performance of our Mortgage segment primarily on a Contribution margin basis. Contribution margin is intended to measure the direct profitability of the segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include Salaries, commissions and team member benefits, General and administrative expenses, Marketing and advertising expenses, Interest expense and Other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services). See "Segments" footnote in the "Notes to Unaudited Condensed Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash and cash equivalents on our balance sheet was $2.7 billion as of September 30, 2026.

Additionally, we have access to $2.5 billion of undrawn lines of credit, and $6.2 billion of undrawn available MSR and advance lines of credit, for a total liquidity position of $11.4 billion as of September 30, 2026.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	September 30, 2026	December 31, 2025
	(Unaudited)
Cash and cash equivalents	$2,699	$2,696
Mortgage servicing rights, at fair value	20,257	19,442
Secured financing	14,187	17,936
Unsecured financing, net	10,716	10,423
Total equity	24,311	22,898

Third Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on October 29, 2026 to discuss its results for the quarter ended September 30, 2026. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Millions, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$302	$641	$1,436	$1,621
Fair value of originated MSRs	726	386	2,173	994
Gain on sale of loans, net	1,028	1,027	3,609	2,615
Loan servicing income (loss)
Servicing fee income	1,032	413	3,181	1,215
Change in fair value of MSRs, net	156	(480)	(945)	(1,128)
Loan servicing income (loss), net	1,188	(67)	2,236	87
Interest income (1)	550	290	1,640	728
Other income (1)	518	445	1,524	818
Total revenue, net (1)	3,284	1,695	9,009	4,248
Expenses
Salaries, commissions and team member benefits	935	875	3,064	2,108
General and administrative expenses	559	355	1,662	903
Marketing and advertising expenses	253	274	889	826
Interest expense (1)	359	235	1,082	499
Depreciation and amortization	147	79	438	133
Other expenses (1)	73	62	235	162
Total expenses (1)	2,326	1,880	7,370	4,631
Income (loss) before income taxes	958	(185)	1,639	(383)
(Provision for) benefit from income taxes	(249)	61	(404)	81
Net income (loss)	709	(124)	1,235	(302)
Net loss attributable to non-controlling interest	—	—	1	166
Net income (loss) attributable to Rocket Companies	$709	$(124)	$1,236	$(136)

Earnings (loss) per share of Participating Common Stock
Basic	$0.25	$(0.06)	$0.44	$(0.17)
Diluted	$0.25	$(0.06)	$0.43	$(0.17)

Weighted average shares outstanding
Basic	2,839,534,880	2,106,227,188	2,834,819,036	815,634,892
Diluted	2,845,400,003	2,106,227,188	2,844,794,900	815,634,892

(1)    Beginning first quarter of 2026, we reclassified certain interest-related activity within the Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). These reclassifications have no impact on previously reported consolidated net income, financial position, or cash flows. Prior period amounts that are impacted have been reclassified to conform to the current presentation. Specifically, Interest income, net was retitled to Interest income and Interest and amortization expense on non-funding debt was retitled to Interest expense. Consistent with this revised presentation, Interest expense on funding facilities, which had historically been presented as a contra-revenue component of Interest income, net, was reclassified to Interest expense. Additionally, deposit income primarily related to custodial deposits was reclassified from Other income to Interest income, and certain other interest expense was reclassified from Other expenses to Interest expense.

Condensed Consolidated Balance Sheets
($ In Millions)

	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Cash and cash equivalents	$2,699	$2,696
Mortgage loans held for sale, at fair value	13,218	15,471
Derivative assets, at fair value	981	360
Mortgage servicing rights (“MSRs”), at fair value	20,257	19,442
Advance receivables, net of reserves and discount	1,674	2,040
Property and equipment, net	288	260
Loans subject to repurchase right from Ginnie Mae	5,476	5,125
Intangible assets, net	1,880	2,224
Goodwill	10,686	10,611
Other assets	2,995	2,456
Total assets	$60,154	$60,685
Liabilities and equity
Liabilities
Secured financing	14,187	17,936
Unsecured financing, net	10,716	10,423
Derivative liabilities, at fair value	798	145
Loans subject to repurchase right from Ginnie Mae	5,476	5,125
Accounts payable and other liabilities	4,666	4,158
Total liabilities	$35,843	$37,787
Equity
Additional paid-in capital	22,951	22,774
Retained earnings	1,359	124
Non-controlling interest	1	—
Total equity	24,311	22,898
Total liabilities and equity	$60,154	$60,685

Summary Segment Results for the Three and Nine Months Ended September 30, 2026 and 2025
($ in millions)
(Unaudited)

Three months ended September 30, 2026	Mortgage	All Other (1)	Total Consolidated Company
Total revenue, net	$2,802	$482	$3,284
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges)	(710)	—	(710)
Adjusted revenue	2,092	482	2,574
Directly attributable expenses	954	293
Contribution margin	$1,138	$189

Three months ended September 30, 2025	Mortgage	All Other (1)	Total Consolidated Company
Total revenue, net	$1,231	$464	$1,695
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges)	178	—	178
Adjusted revenue	1,409	464	1,873
Directly attributable expenses	845	280
Contribution margin	$564	$184

Nine months ended September 30, 2026	Mortgage	All Other (1)	Total Consolidated Company
Total revenue, net	$7,598	$1,411	$9,009
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges)	(852)	—	(852)
Adjusted revenue	6,746	1,411	8,157
Directly attributable expenses	3,174	933
Contribution margin	$3,572	$478

Nine months ended September 30, 2025	Mortgage	All Other (1)	Total Consolidated Company
Total revenue, net	$3,437	$811	$4,248
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges)	417	—	417
Adjusted revenue	3,854	811	4,665
Directly attributable expenses	2,375	520
Contribution margin	$1,479	$291
(1)    All other operating segments of the Company, which primarily include real estate services and personal finance, did not meet the quantitative thresholds for separate segment reporting, and accordingly, have been combined into the “All Other” category. All Other revenue is primarily comprised of Redfin commission-based brokerage revenue and real estate network referral fees, Rocket Money subscription revenue and other service-based fees, as well as Rocket Loans personal loan interest earned and other income.

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Total revenue, net	$3,284	$1,695	$9,009	$4,248
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges) (1)	(710)	178	(852)	417
Adjusted revenue	$2,574	$1,873	$8,157	$4,665
(1)    Reflects changes in market interest rates and assumptions, including option adjusted spread ("OAS") and prepayment speeds, cost to service per loan, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Rocket Companies	$709	$(124)	$1,236	$(136)
Net loss impact from pro forma conversion of Class D common shares to Class A common shares (1)	—	—	—	(166)
Adjustment to income taxes (2)	5	(14)	(15)	14
Tax-effected Net income (loss)	$714	$(138)	$1,221	$(288)
Share-based compensation expense (3)	84	69	262	160
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges) (4)	(710)	178	(852)	417
Acquisition-related expenses (5)	113	96	291	158
Amortization of acquired intangible assets (6)	113	49	338	49
Litigation accrual (7)	—	—	28	—
Tax impact of adjustments (8)	102	(97)	(20)	(196)
Other adjustments (9)	3	1	14	13
Adjusted net income	$419	$158	$1,282	$313
(1)    Reflects net loss to Class A common shares from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders during the nine months ended September 30, 2025. Class D common shares were surrendered and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and foreign taxes with respect to its allocable share of any net taxable income or loss of Rocket Limited Partnership ("Holdings LP"). The Adjustment to income taxes reflects the difference between (a) the income tax computed using the effective tax rates below applied to the Income (loss) before income taxes based upon Rocket Companies, Inc. owning 100% of the non-voting common interest units of Holdings LP for the periods presented and (b) the Provision for (benefit from) income taxes for the periods presented. The effective income tax rate was 25.60% for the three and nine months ended September 30, 2026, and 24.80% and 24.74% for the three and nine months ended September 30, 2025, respectively.

(3)    The three and nine months ended September 30, 2025 exclude share-based compensation expense related to the Redfin Acquisition, which is included in Acquisition-related expenses.

(4)    Reflects changes in market interest rates and assumptions, including OAS and prepayment speeds, cost to service per loan, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Primarily consists of transaction costs associated with the Acquisitions and Up-C Collapse, such as integration costs (including professional service fees), debt financing fees related to the Bridge Facility and severance expense (including accelerated share-based compensation).

(6)    Reflects amortization of intangible assets related to the Acquisitions.

(7)    Reflects litigation accrual related to a specific legal matter recorded in 2026.

(8)    Tax impact of adjustments gives effect to the income tax related to Share-based compensation expense, Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets, Litigation accrual and certain Other adjustments, at the effective tax rates for each period.

(9)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the historical purchases of Holdings Units, net of payment obligations under the TRA, change in equity investments and change in Tax receivable agreement liability.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Diluted weighted average Participating Common Stock outstanding	2,845,400,003	2,106,227,188	2,844,794,900	815,634,892
Assumed pro forma conversion of Class D shares (1)	—	—	—	1,219,041,417
Adjusted diluted weighted average shares outstanding	2,845,400,003	2,106,227,188	2,844,794,900	2,034,676,309

Adjusted net income	$419	$158	$1,282	$313
Adjusted diluted earnings per share	$0.15	$0.07	$0.45	$0.15
(1)    Reflects the pro forma exchange and conversion of anti-dilutive Class D common shares to Class A common shares. For the nine months ended September 30, 2025, Class D common shares were anti-dilutive and are excluded from the Diluted weighted average Participating Common Stock outstanding in the table above. Class D common shares were surrendered and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Net income (loss)	$709	$(124)	$1,235	$(302)
Bond interest expense (1)	154	111	435	195
Provision for (benefit from) income taxes	249	(61)	404	(81)
Depreciation and amortization (2)	34	30	100	84
Share-based compensation expense (3)	84	69	262	160
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges) (4)	(710)	178	(852)	417
Acquisition-related expenses (5)	113	96	291	158
Amortization of acquired intangible assets (6)	113	49	338	49
Litigation accrual (7)	—	—	28	—
Other adjustments (8)	2	1	11	10
Adjusted EBITDA	$748	$349	$2,252	$690

(1)    Bond interest expense reflects interest incurred on the Company's Senior Notes, recognized within Interest expense on the Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss).

(2)    Excludes the impact of amortization of intangible assets related to the Acquisitions, which is included as a separate adjustment line.

(3)    The three and nine months ended September 30, 2025 exclude share-based compensation expense related to the Redfin Acquisition, which is included in Acquisition-related expenses.

(4)    Reflects changes in market interest rates and assumptions, including OAS and prepayment speeds, cost to service per loan, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(5)    Primarily consists of transaction costs associated with the Acquisitions and Up-C Collapse, such as integration costs (including professional service fees), debt financing fees related to the Bridge Facility and severance expense (including accelerated share-based compensation).

(6)    Reflects amortization of intangible assets related to the Acquisitions.

(7)    Reflects litigation accrual related to a specific legal matter recorded in 2026.

(8)    Reflects change in equity investments and change in Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income, Adjusted diluted earnings per share and Adjusted EBITDA as non-GAAP measures which management believes provide useful information to investors. We believe the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for Total revenue, net, Net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define non-GAAP financial measures differently, and as a result, our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items.

We define “Adjusted revenue” as Total revenue, net of the Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges). We define “Adjusted net income” as Tax-effected Net income (loss) before Share-based compensation expense, the Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets, Litigation accrual, Other adjustments and Tax impact of adjustments as applicable. We define “Adjusted diluted earnings per share” as Adjusted net income divided by the Adjusted diluted weighted average shares outstanding which includes Diluted weighted average Participating Common Stock outstanding and the Assumed pro forma conversion of Class D shares for the applicable period presented. We define “Adjusted EBITDA” as Net income (loss) before Bond interest expense, Provision for (benefit from) income taxes, Depreciation and amortization, Share-based compensation expense, Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets, Litigation accrual and Other adjustments.

We exclude from each of our non-GAAP financial measures the Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our Total revenue, net, reflecting changes in market interest rates and assumptions, including OAS and prepayment speeds, which are not indicative of our performance or results of operations. We also exclude gains or losses on sales of MSRs during the period and effects of contractual prepayment protection associated with sales of MSRs. Further, we exclude the Amortization of acquired intangible assets from Adjusted net income and Adjusted EBITDA. The intangible assets related to the Acquisitions were recorded as part of purchase accounting and the related amortization recorded over their useful lives represents a fixed non-cash expense that is not indicative of our ongoing performance or results of operations. Adjusted EBITDA includes interest expense on secured financing which is recorded as a component of Interest expense, as these expenses are a direct cost driven by loan origination volume. By contrast, Bond interest expense is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In determining our non-GAAP provision for income taxes, which can differ significantly from our GAAP provision for income taxes, we apply a long-term projected non-GAAP tax rate that excludes certain significant, non-recurring and period-specific income tax effects, such as changes in judgment or estimates of tax matters related to prior years, changes in the valuation allowance related to deferred tax assets, changes in tax laws, and changes to our business structure including impacts from business combinations. The application of a long-term non-GAAP tax rate helps us assess the core profitability of our business operations and compare to our historical operating results. In arriving at the long-term non-GAAP tax rate used in fiscal year 2026, we evaluated our structure after the Up-C Collapse in 2025 and projections and currently available information for fiscal year 2026 through 2028. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above including tax impacts related to nondeductible executive equity compensation. Additionally, we considered our current operating structure and other factors such as our existing and potential tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. The projected long-term non-GAAP tax rate could be subject to change for several reasons, including significant changes in our geographic earnings mix or in application of tax laws in major jurisdictions in which we operate. As such, we periodically re-evaluate the appropriateness of the long-term non-GAAP tax rate and may adjust for significant changes.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash expenses, and deduct certain gains that are included in calculating Total revenue, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Limitations to our non-GAAP financial measures include, but are not limited to: they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted revenue, Adjusted net income (loss) and Adjusted EBITDA do not reflect any cash requirement for such replacements or improvements; and they are not adjusted for all non-cash income or expense items that are reflected in our Condensed Consolidated Statements of Cash Flows.

We compensate for these limitations by using our non-GAAP financial measures along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. See reconciliation of our non-GAAP financial measures to their most comparable U.S. GAAP measures. Additionally, our U.S. GAAP-based measures can be found in the unaudited condensed consolidated financial statements and related notes included in our forthcoming Quarterly Report filing on Form 10-Q.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this document that are not historical or current facts are forward-looking statements. These forward-looking statements reflect our views with respect to future events as of the date of this document. All such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, any of which could cause future events or results to be materially different from those stated or implied in this document. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies, Inc. (NYSE: RKT) is a Detroit-based homeownership platform including mortgage, real estate and personal finance businesses: Rocket Mortgage, Redfin, Rocket Close, Rocket Money and Rocket Loans.

With insights from more than 160 million calls with clients each year, more than 30 petabytes of data and a mission to Help Everyone Home, Rocket Companies is well positioned to be the destination for AI-fueled homeownership.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocket.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocket.com
(313) 373-3035